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                                                                   EXHIBIT 15

                    Coopers & Lybrand L.L.P. letterhead




Ford Motor Company
The American Road
Dearborn, Michigan


Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402,
         33-50087, 33-50194, 33-50238, 33-54304, 33-54344, 33-54348,
         33-54275, 33-54283, 33-54735, 33-54737, 33-55847, 33-56785,
         33-58255, 33-58785, 33-58861, 33-61107, 33-62227, 33-64605,
         33-64607, 333-02401 and 333-02735 on Form S-8; 2-42133,
         33-32641, 33-40638, 33-43085, 33-55474, 33-55171 and 33-64247
         on Form S-3


We are aware that our report dated April 15, 1996 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended March 31, 1996 and 1995 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended
March 31, 1996 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
May 10, 1996